                                                                  Exhibit (9)(d)

                            PARTICIPATION AGREEMENT

                                     Among

                            PEGASUS VARIABLE FUNDS

                FIRST CHICAGO NBD INVESTMENT MANAGEMENT COMPANY

                        HARTFORD LIFE INSURANCE COMPANY

                                      and

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY



     THIS AGREEMENT, made and entered into as of the 5th day of January, 1998, by and among PEGASUS VARIABLE FUNDS (the "Investment Company"), a Delaware business trust, FIRST CHICAGO NBD INVESTMENT MANAGEMENT COMPANY (the "Advisor") a Delaware corporation, and HARTFORD LIFE INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively, the "Insurance Companies") each a Connecticut corporation, on their own behalf and on behalf of each of their segregated asset accounts set forth on Schedule A, as may be amended from time to time (each such account hereinafter referred to as the "Account").

     WHEREAS; the Investment Company engages in business as an open-end management investment company and is available to act as the investment vehicle for variable annuity and life insurance contracts to be offered by separate accounts of insurance companies which have entered into participation agreements substantially identical this Agreement ("Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Investment Company is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940 Act, as amended (the "1940 Act"), and the offering of its shares is registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

     WHEREAS, the Insurance Companies have registered under the 1933 Act, or will register under the 1933 Act, certain variable annuity or variable life insurance contracts identified by the form number(s) listed on Schedule B to this Agreement, as amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"); and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the relevant Insurance Company on the date shown for that Account on Schedule A, to set aside and invest assets attributable to the Contracts; and

     WHEREAS, the Insurance Companies have registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Companies intend to purchase shares in the Funds at net asset value on behalf of each Account to fund the Contracts;

     NOW, THEREFORE, in consideration of their mutual promises, the Insurance Companies, the Investment Company and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

     1.1 The Investment Company agrees to sell to the Insurance Companies those shares of the fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Investment Company or its designee of the order for the shares of the Investment Company. For purposes of this Section 1.1, each of the Insurance Companies shall be the designee of the Investment Company for receipt of such orders from the Accounts and receipt by such designee shall constitute receipt by the Investment Company; provided that the Investment Company receives notice of such order by 9:00 a.m.,
-------------
Eastern Time on the next following Business Day. In this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Investment Company calculates it net asset value pursuant to the rules of the Commission.

     1.2 The Investment Company agrees to make its shares available for purchase at the applicable net asset value per share by the Insurance Companies and their Accounts on those days on which the Investment Company calculates its Funds' net asset values pursuant to rules of the Commission. The Investment Company shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the trustees of the Investment Company may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the trustees of the Investment Company acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund.

     1.3 The Investment Company agrees that shares of the Investment Company will be sold only to Account of Participating Insurance Companies. No shares of any Fund will be sold to the general public.

        1.4. The Investment Company will not sell its shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.4, 3.4, 3.5 and Sections 7.1 - 7.6 of this Agreement is in effect to govern such sales.

        1.5. The Investment Company agrees to redeem, on the Insurance Companies' request, any full or fractional shares of the Investment Company held by the Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Investment Company or its designee of the request for redemption. However, if one or more Funds has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one business day, but in no event more than three Business Days, after the date on which the redemption order is received, unless otherwise permitted by an order of the Commission under Section 22(e) of the 1940 Act), the Investment Company shall be permitted to delay sending redemption proceeds to the Insurance Companies by the same number of days that the Investment Company is delaying sending redemption proceeds to the other shareholders of the Fund. The Investment Company shall not bear any responsibility whatsoever for the proper disbursement to Contract owners or crediting of redemption proceeds to Contract owner accounts; each of the Insurance Companies alone shall be responsible for such action. For purposes of this Section 1.5, each of the Insurance Companies shall be the designee of the Investment Company for receipt of requests for redemption from the Accounts and receipt by that designee shall constitute receipt by the Investment Company; provided that the Investment
                                              -------- ----
Company receives notice of the request for redemption by 9:00 a.m., Eastern Time, on the next following Business Day.

        1.6. The Insurance Companies agree to purchase and redeem the shares of each Fund offered by the then-current prospectus of the Investment Company in accordance with the provisions of that prospectus. The Insurance Companies agree that all net amount available under the Contracts shall be invested in the Insurance Companies' general account or the Investment Company or other open-end management investment companies registered under the 1940 Act.

        1.7. The Insurance Companies shall pay for Investment Company shares by 3:00 p.m., Eastern Time, on the next Business Day after an order to purchase Investment Company shares is made in accordance with the provisions of Section
1.1. hereof. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.9 and 2.10, upon receipt by the Investment Company of the federal funds so wired, such funds shall cease to be the responsibility of the Insurance Companies and shall become the responsibility of the Investment Company. Payment of net redemption proceeds (aggregate redemptions of a Fund's shares by an Account minus aggregate purchases of that Fund's shares by that Account) of less than $1 million for a given Business Day will be made by wiring federal funds to the Insurance Companies on the next Business Day after receipt of the redemption request. Payment of net redemption proceeds of $1 million or more will be by wiring federal funds within three Business Days after receipt of the redemption request.

     1.8. Issuance and transfer of the Investment Company's shares will be by book entry only. Stock certificates will not be issued to the Insurance Companies or any Account. Shares ordered from the Investment Company will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.9. The Investment Company shall use its best efforts to furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Companies of any income, dividends or capital gain distributions payable on the Funds' shares. The Insurance Companies hereby elect to receive all income dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Companies reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Investment Company shall notify the Insurance Companies of the number of shares issued as payment of dividends and distributions.

     1.10. The Investment Company shall make the net asset value per share for each Fund available to the Insurance Companies on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per share net assets values available by 7:00 p.m., Eastern Time.

ARTICLE II. Representations, Warranties and Agreements

     2.1. The Insurance Companies represent, warrant and agree that the offerings of the Contracts are, or will be, registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. Each of the Insurance Companies further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or share thereof as a segregated asset account under the Connecticut Insurance Code and has registered, or warrants and agrees that prior to any issuance or sale of the Contracts it will register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2. The Investment Company warrants and agrees that Investment Company shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly organized for issuance and sale in compliance with the laws of the State of Delaware and all applicable federal securities laws and that the Investment Company is and shall remain registered under the 1940 Act. The Investment Company warrants and agrees that it shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Investment Company shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Investment Company or the Adviser.

     2.3. The Investment Company represents that it is currently qualified as a Regulated

Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and warrants and agrees that it will make all reasonable efforts to maintain its qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Companies immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

        2.4. Each of the Insurance Companies represents that the Contracts are currently treated as annuity or life insurance contracts under applicable provisions of the Code and warrants and agrees that it will make every effort to maintain such treatment and that it will notify the Investment Company and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

        2.5. The Investment Company may elect to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Investment Company undertakes to have a board of trustees, a majority of whom are not interested person of the Investment Company, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

        2.6. The Investment Company makes no representation warranties as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies or will comply with the insurance laws or regulations of various states.

        2.7. The Investment Company represents that it is lawfully organized and validly existing under the laws of the State of Delaware and represents, warrants and agrees that it does and will comply in all material respects with the 1940 Act.

        2.8. The Adviser represents that it is and warrants that it shall remain duly registered as an investment adviser under all applicable federal and state securities laws and agrees that it shall perform its obligations for the Investment Company in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

        2.9. The Investment Company and the Adviser represent and warrant that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act dealing with the money and/or securities of the Investment Company are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company in an amount not less than the minimum coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.10. Each of the Insurance Companies represents and warrants that all of its officers, employees, investment advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Investment Company, in an amount not less than the minimum coverage required currently for entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions or may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.11. Each of the Insurance Companies represents and warrants that it will accurately report to the Investment Company the time of receipt of any purchase, redemption or transfer order it receives as designee of the Investment Company.

ARTICLE III. Disclosure Documents and Voting

        3.1. The Adviser shall provide the Insurance Companies (at the Insurance Companies' expense) with as many copies of the Investment Company's current prospectus as the Insurance Companies may reasonably request. If requested by the Insurance Companies in lieu thereof, the Investment Company shall provide such documentation (including a final copy of the new prospectus as set in type at the Investment Company's expense) and other assistance is reasonably necessary in order for the Insurance Companies once each year (or more frequently if the prospectus for the Investment Company is amended) to have the prospectus for the Contracts and the Investment Company's prospectus printed together in one document (at the Insurance Companies' expense).

        3.2. The Investment Company's prospectus shall state at that the Statement of Additional Information for the Investment Company (the "SAI") is available from the Investment Company, and the Adviser (or the Investment Company), at its expense, shall print and provide the SAI free of charge to the Insurance Companies and to any owner of a Contract or prospective owner who requests the SAI.

        3.3. The Investment Company, at its expense, shall provide the Insurance Companies with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Insurance Companies shall reasonably require for distributing to Contract owners.

        3.4. If and to the extent required by law, the Insurance Companies shall:

                (i) solicit voting instructions from contract owners;

                (ii) vote the Investment Company shares in accordance with instructions received from Contract owners; and

                (iii) vote Investment Company shares for which no instructions have been received in the same proportion as Investment Company shares of that Fund for which instructions have been received;

so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Each of the Insurance Companies reserves the right to vote Investment Company shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Investment Company calculates voting privileges in a manner consistent with the provisions set forth above.

        3.5. The Investment Company will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Investment Company will either provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Investment Company currently intends, comply with Section 16(c) of the 1940 Act (although Investment Company is not one of the trusts described in Section 16(c) of that Act) as well as the Sections 16(a) and, if and when applicable, 16(b). Further, the Investment Company will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

        4.1. The Insurance Companies shall furnish, or shall cause to be furnished, to the Adviser or its designee, each piece of sales literature or other promotional material in which the Investment Company, a sub-adviser of one of the Funds, or the Adviser is named, at least fifteen calendar days prior to its use. No such material shall be used if the Investment Company or its designee objects to such use.

        4.2. The Insurance Companies shall not give any information or make any representations or statements on behalf of the Investment company or concerning the Investment Company in connection with the sale of the Contracts other than the information or representations contained in the Investment Company's registration statement, prospectus or SAI, as that registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Investment Company or its designee or by the Adviser, except with the permission of the Investment Company or the Adviser.

        4.3. The Investment Company, the Adviser, or its designee shall furnish, or shall cause to be furnished, to each of the Insurance Companies or its designee, each piece of sales literature or other promotional material in which the Insurance Company or the Account is named at least fifteen calendar days prior to its use. No such material shall be used if the Insurance Company or its designee objects to such use within ten calendar days after receipt of that material.

        4.4. The Investment Company and the Adviser shall not give any information or make any representations on behalf of the Insurance Companies or concerning the Insurance Companies, any Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as that registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for any Account which are in the public domain or approved by the Insurance Companies for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance Companies or the appropriate designee, except with the permission of the Insurance Companies.

        4.5. The Investment Company will provide to the Insurance Companies at least one complete copy of each registration statement, prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Investment Company or its shares, contemporaneously with the filing of the document with the Commission, the National Association of Securities Dealers, Inc. ("NASD"), or other regulatory authorities.

        4.6. The Insurance Companies will provide to the Investment Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relates to the Contracts or the Account, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

        4.7. For purposes of this Article IV, the phrase Asales literature or other promotional materials that includes, but is not limited to, advertisements, newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars research reports, market letters, form letters, shareholders newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information shareholder reports, and proxy materials.

        4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.

ARTICLE V. Fees and Expenses

        5.1. The Investment Company and the Adviser shall pay no fee or other compensation to the Insurance Companies under this Agreement, except that if the Investment Company or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, the Adviser or the Investment Company may make payments to the Insurance Companies in amounts consistent with that 12b-1 plan, subject to review by the trustees of the Investment Company. Nothing in this Agreement precludes any payment pursuant to other agreements to or by any party to this Agreement.

        5.2. All expenses incident to performance by the Investment Company under this Agreement shall be paid by the Investment Company. The Investment Company shall see to it that any offering of its shares is registered and that all of its shares are authorized for issuance in accordance with the applicable federal law and, if and to the extent deemed advisable by the Investment Company or the Adviser, in accordance with applicable state laws prior to their sale. The Investment Company shall bear the cost of registration and qualification of the Investment Company's shares, preparation and filing of the Investment Company's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Investment Company's shares.

        5.3. The Insurance Companies shall bear the expenses of registering the Contracts, printing and distributing to Contract owners the Contract prospectuses, and distributing to Contract owners the Investment Company's prospectus, proxy materials and reports. The cost and expense of distributing sales literature or other promotional material will be agreed to separately by the parties hereto.

        5.4. The Insurance Companies shall bear the responsibility and correlative expense for administrative and support services for Contract owners. The Adviser recognizes the Insurance Companies as the sole shareholders of shares of the Investment Company issued under this Agreement.

ARTICLE VI. Diversification

        6.1. The Investment Company will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation at all times necessary to satisfy those requirements.

ARTICLE VII. Potential Conflicts

        7.1. The trustees of the Investment Company will monitor the Investment Company for the existence of any material irreconcilable conflict between the interest of variable annuity contract owners and variable life insurance policy owners of all separate accounts investing in the Investment Company. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The trustees of the Investment Company shall promptly inform the Insurance Companies if they determine that an irreconcilable material conflict exists and the implications thereof. The trustees of the Investment Company shall have sole authority to determine whether an irreconcilable material conflict exists and their determination shall be binding upon the Insurance Companies.

     7.2 The Insurance Companies and the Adviser each will report promptly any potential or existing conflicts of which it is aware to the trustees of the Investment Company. The Insurance Companies and the Adviser each will assist the trustees of the Investment Company in carrying out their responsibilities under this Article VII by providing the trustees of the Investment Company will all information reasonably necessary for them to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Companies to inform the trustees of the Investment Company whenever Contract owner voting instructions are to be disregarded. These responsibilities shall be carried out by the Insurance Companies with a view only to the interests of the Contract owners and by the Adviser with a view only to the interests of Contract owners.

     7.3 If it is determined by a majority of the trustees of the Investment Company, or a majority of the trustees who are not interested persons of the Investment Company, any of its Funds, or the Adviser (the "Independent Trustees"), that a material irreconcilable conflict exists, the Insurance Companies and/or other Participating Insurance Companies that have executed participation agreements shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Investment Company or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Investment Company, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the Commission in connection therewith.

     7.4 If a material irreconcilable conflict arises because of a decision by the Insurance Companies to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Companies may be required, at the Investment Company's election, to withdraw the affected Account's investment in the Investment Company and terminate this Agreement with respect to that Account; provided, however, that
                                                       --------  -------
such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Any such withdrawal and termination must take place within six (6) months after the Investment Company gives written notice that this provision is being implemented, and, until the end of that six month period, the Investment Company shall continue to accept and implement orders by the Insurance Companies for the purchase (and redemption) of shares of the Investment

Company.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Companies conflicts with the majority of other state regulators, then the Insurance Companies will withdraw the affected Account's investment in the Investment Company and terminate this Agreement with respect to that Account within six months after the trustees of the Investment Company inform the Insurance Companies in writing that they have determined that the state insurance regulator's decision has created an irreconcilable material conflict; provided,
                                                                      --------
however, that such withdrawal and termination shall be limited to the extent
-------
required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Trustees. Until the end of the foregoing six month period, the Investment Company shall continue to accept and implement orders by the Insurance companies for the purchase (and redemption) of shares of the Investment Company.

     7.6. For purposes of sections 7.3 through 7.6 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Investment Company be required to establish a new funding medium for the Contracts. The Insurance Companies shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the trustees of the Investment Company determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Companies will withdraw the Account's investment in the Investment Company and terminate this Agreement within six (6) months after the trustees of the Investment Company inform the Insurance Companies in writing of the foregoing determination, provided,
                                                               --------
however, that the withdrawal and termination shall be limited to the extent
-------
required by material irreconcilable conflict, as determined by a majority of the Independent Trustees.

ARTICLE VIII. Indemnification

     8.1. Indemnification by the Insurance Companies

     8.1(a). The Insurance Companies agree to indemnify and hold harmless the Investment Company and the Adviser and each trustee, officer, employee or agent of the Investment Company and the Adviser, and each person, if any, who controls the Investment Company or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Companies) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Investment Company's shares or the Contracts and:

           (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Companies by or on behalf of the Investment Company for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Investment Company;

                (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Investment Company not supplied by the Insurance Companies, or persons under its control) or wrongful conduct of the Insurance Companies or persons under its control, with respect to the sale or distribution of the Contracts or Investment Company shares;

                (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Investment Company or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Investment Company by or on behalf of the Insurance Companies;

                (iv) arise as a result of any failure by the Insurance Companies to provide the services and furnish the materials under the terms of this Agreement.

                (v) arise out of or result from any material breach of any representation, warranty or agreement made by the Insurance Companies in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Companies; or

                (vi) arise out of or result from negligence or wrongful conduct in the Insurance Companies' administration or the Accounts or the Contracts,

as limited by and in accordance with the provisions of Section 8.1(b) and 8.1(c) hereof.

        8.1(b). The Insurance Companies shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from that Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of that Indemnified Party's duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the

Investment Company, whichever is applicable.

        8.1(c). The Insurance Companies shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Companies in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Companies of their obligations hereunder except to the extent that the Insurance Companies have been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Companies of any such claim shall not relieve the Insurance Companies from any liability which they may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Companies shall be entitled to participate, at their own expense, in the defense of the action. The Insurance Companies also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably
        --------  -------
concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Companies, the Insurance Companies shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Insurance Companies be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Insurance Companies to the Indemnified Party of the Insurance Companies' election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Companies will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.1(d). The Indemnified Parties will promptly notify the Insurance Companies of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Investment Company's shares or the Contracts or the operation of the Investment Company.

        8.2. Indemnification by the Adviser

        8.2(a). The Adviser agrees to indemnify and hold harmless the Insurance Companies and each of their directors, officers, employees or agents, and each person, if any, who controls the Insurance Companies within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar a such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Investment Company's shares or the Contracts and:

                (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Investment Company (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Investment Company by or on behalf of the Insurance Companies for use in the registration statement or prospectus for the Investment Company or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Investment Company shares;

                (ii) arise out of or as a result of statement or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Investment Company, the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or shares of the Investment Company;

                (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Companies by or on behalf of the Investment Company;

                (iv) arise as a result of any failure by the Investment Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

                (v) arise out of or result from any material breach of any representation, warranty or agreement made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

        8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, liabilities or litigation incurred or assessed against an

Indemnified Party that may arise from the Indemnified Party's willful misfeasance, has faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Companies or the Account, whichever is applicable.

     8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Adviser of its obligations hereunder except to the extent that the Adviser has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, provided, however, that if the
                                               --------  -------
Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Adviser, the Adviser shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Adviser be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Adviser to the Indemnified Party of the Adviser's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). The Insurance Companies agree to notify the Adviser promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.3 Indemnification by the Investment Company

     8.3(a). The Investment Company agrees to indemnify and hold harmless the Insurance Companies, and each of their directors, officers, employees and agents, and each person, if any, who controls the Insurance Companies within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of any trustee(s) of the Investment Company, are related to the operations of the Investment Company and:

           (i) arise as a result of any failure by the Investment Company to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

           (ii) arise out of or result from any material breach of any representation, warranty or agreement made by the Investment Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Investment Company;

as limited by, and in accordance with the provisions of, Sections 8.3(b) and 8.3(c) hereof.

     8.3(b). The Investment Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Insurance Companies, the Investment Company, the Adviser or the Account, whichever is applicable.

     8.3(c). The Investment Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Investment Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Investment Company of its obligations hereunder except to the extent that the Investment Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Investment Company of any such claim shall not relieve the Investment Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Investment Company will be entitled to participate, at its own expense, in the defense thereof.
The Investment Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however,
                                                            --------  -------
that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Investment Company, the Investment Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Investment Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Investment Company to the Indemnified

Party of the Investment Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Investment Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

    8.3(d). The Insurance Companies and the Adviser agree promptly to notify the Investment Company of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Investment Company.

ARTICLE IX. Applicable Law

    9.1. This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of State of Connecticut.

    9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

    10.1.  This Agreement shall terminate:

           (a) at the option of any party upon ninety (90) days prior written notice to the other parties; provided, however, such notice shall not be
                                 --------  -------
    given earlier than ninety (90) days prior to the end of the initial two year term of this Agreement; or

           (b) at the option of the Insurance Companies to the extent that shares of Fund(s) are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Companies, provided, however,
                                                            --------  -------
    that such a termination shall apply only to the Fund(s) not reasonably available and the Investment Company shall have forty-five (45) days from initial notification by the Insurance Companies of the deficiency to correct such deficiency. Thereafter, prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Companies to the Investment Company and the Adviser; or

           (c) at the option of the Investment Company or the Adviser, in the event that formal administrative proceedings are instituted against the Insurance Companies by the NASD, the Commission, an Insurance commissioner or any other regulatory body regarding the Insurance Companies' duties under this Agreement or related to the sale of the Contracts, the operation of any Account or the purchase of the Investment

Company's shares, provided, however, that the Investment Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Companies to perform their obligations under this Agreement; or

     (d) at the option of the Insurance Companies in the event that formal administrative proceedings are instituted against the Investment Company or the Adviser by the NASD, the Commission, or any state securities or insurance department or any other regulatory body, provided, however, that the Insurance
                                         --------  -------
Companies determine in their sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Investment Company or the Adviser to perform its obligations under this Agreement; or

     (e) at the option of the Insurance Companies, in the event any of the Investment Company's shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued by the Insurance Companies; or

     (f) at the option of the Insurance Companies, if the Investment Company ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Companies reasonably believe that the Investment Company may fail to so qualify; or

     (g) at the option of the Investment Company if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

     (h) at the option of the Insurance Companies, if the Investment Company fails to meet the diversification requirements specified in Article VI hereof; or

     (i) at the option of either the Investment Company or the Adviser, if (1) the Investment Company or the Adviser, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Insurance Companies have suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Investment Company or the Adviser, (2) the Investment Company or the Adviser shall notify the Insurance Companies in writing of that determination and its intent to terminate this Agreement, and
(3) after considering the actions taken by the Insurance Companies and any other changes in circumstances since the giving of such a notice, the determination of the Investment Company or the Adviser shall continue to apply on the sixtieth
(60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination; or

     (j) at the option of the Insurance Companies, if (1) the Insurance Companies shall determine, in their sole judgment reasonably exercise in good faith, that either the Investment Company or the Adviser has suffered a material adverse change in its business or financial condition or is the subject to material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Companies, (2) the Insurance Companies shall notify the Investment Company and the adviser in writing of the determination and their intent to terminate the Agreement, and (3) after considering the actions taken by the Investment Company and/or the Adviser and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination; or

        10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.

        10.3. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

                (a) in the event that any termination is based upon the provisions of Article VII, or the provision of Section 10.1(a), 10.1(i), or 10.1(j) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

                (b) in the event that any termination is based upon the provisions of Section 10.1(c), 10.1(d), 10.1(e), 10.1(f) or 10.1(h) of
        this Agreement, the prior written notice shall be given at least ninety
        (90) days before the effective date of termination.

        10.4. Notwithstanding any termination of this Agreement, subject to
Section 1.2 of this Agreement and for so long as the Investment Company continues to exist, the Investment Company and the Adviser shall at the option of the Insurance Companies, continue to make available additional shares of the Investment Company pursuant to the terms and conditions of this Agreement for a period of up to one year, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in Investment Company, redeem investments in the Investment Company and/or invest in the Investment Company upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.

        10.5. The Insurance Companies shall not redeem Investment Company shares attributable to the Contracts (as opposed to Investment Company shares attributable to the Insurance Companies' assets held in the Account) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a "Legally Required Redemption"). Upon request, the Insurance Companies will promptly furnish to the Investment Company and the Advisor the opinion of counsel for the Insurance Companies (which counsel shall be reasonably satisfactory to the Investment Company and the Adviser) to the effect that any redemption pursuant to clause
(ii) above is a Legally Required Redemption. Furthermore, the Insurance Companies shall not prevent new Contract owners from allocating payments to a Fund that formerly was available under the Contracts without first giving the Investment Company the Adviser 90 days notice of its intention to do so.

ARTICLE XI. Notices

    Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that party set forth below or at such other address as the other party may from time to time specify in writing.


If to the Investment Company:  Pegasus Variable Funds
                               c/o First Chicago NBD
                               Investment Management Company
                               Three First National Plaza
                               70 West Madison
                               Mail Suite 0643
                               Chicago, Illinois 60670-0643
                               Attn: Marco Hanig

If to the Insurance Companies: Hartford Life Insurance Company
                               200 Hopmeadow Street
                               Simsbury, Connecticut 06089
                               Attn: General Counsel

                               Hartford Life and Annuity Insurance Company
                               200 hopmeadow Street
                               Simsbury, Connecticut 06089
                               Attn: General Counsel

If to the Adviser:             First Chicago NBD Investment Management Company
                               Three First National Plaza
                               70 West Madison
                               Mail Suite 0643
                               Chicago, Illinois 60670-0643
                               Attn: David Kling

ARTICLE XII. Miscellaneous

     12.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain.

     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its books and records in connection with any lawful investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.7. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may
                                                     -------- ----
assign this Agreement without the prior written consent of the others.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

Insurance Companies:

HARTFORD LIFE INSURANCE COMPANY

By: /s/ John P. Ginnetti
    ---------------------------
Name: John P. Ginnetti
      -------------------------
Title: Executive Vice President
       ------------------------


HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By: /s/ John P. Ginnetti
    ---------------------------
Name: John P. Ginnetti
      -------------------------
Title: Executive Vice President
       ------------------------

Investment Company:

PEGASUS VARIABLE FUNDS

By: /s/ D' Ray Moore
   ----------------------------
Name: D' Ray Moore
     --------------------------
Title: Treasurer
       ------------------------

Investment Adviser:

FIRST CHICAGO NBD INVESTMENT MANAGEMENT COMPANY

By: /s/ David R. Kling
   ----------------------------
Name: David R. Kling
     --------------------------
Title: Managing Director
       ------------------------

                                  Schedule A

                          [Segregated Asset Accounts]

Name                                                     Date Established
----                                                     ----------------

ICMG Registered Variable Life Separate Account One       October 9,1995

                                  Schedule B

                        [Registered Variable Contracts]


Name                                                 Form No.
----                                                 --------

Pegasus Provider                                     GVL95(P)
Endeavour I                                          GVL95(P)